As filed with the Securities and Exchange Commission on June 10, 2011
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Ingram Micro Inc.
(Exact name of registrant as specified in its charter)

Delaware	62-1644402
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1600 E. St. Andrew Place
Santa Ana, CA 92705
(Address of Principal Executive Offices)
Ingram Micro Inc. 2011 Incentive Plan
(Full title of the plan)
Larry C. Boyd, Esq.
Executive Vice President, Secretary and General Counsel
Ingram Micro Inc.
1600 E. St. Andrew Place
Santa Ana, CA 92705
(Name and Address of Agent For Service)
Telephone Number, Including Area Code, of Agent For Service: (714) 566-1000

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price per	Aggregate Offering	Amount of
Title of Each Class of Securities to be Registered	Registered (1)	Share (2)	Price (2)	Registration Fee
Class A Common Stock, par value $0.01 per share	13,500,000	$17.79	$240,165,000	$27,884

(1)	Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “1933 Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Ingram Micro Inc. 2011 Incentive Plan, which amends and restates the Ingram Micro Inc. Amended and Restated 2003 Equity Incentive Plan.

(2)	Estimated pursuant to Rule 457(c) under the 1933 Act, solely for the purpose of computing the registration fee, based upon the average of the high and low prices of the securities being registered hereby on the New York Stock Exchange on June 6, 2011.

PART I
     The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act, and are incorporated herein by reference.
ITEM 1. PLAN INFORMATION
     The information required to be provided to participants pursuant to this Item is set forth in the prospectus referenced above.
ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION
     The information required to be provided to participants pursuant to this Item is set forth in the prospectus referenced above.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
     Ingram Micro Inc. (the “registrant”) hereby files this registration statement with the Securities and Exchange Commission (the “Commission”) on Form S-8 to register under the 1933 Act an additional 13,500,000 shares of the registrant’s Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), for issuance pursuant to the registrant’s 2011 Incentive Plan (the “Plan”), which amends and restates the registrant’s Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”), and such indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the Plan. Including shares previously registered but not yet issued under the 2003 Plan, there will be a total of 25,234,000 shares of Class A Common Stock eligible for issuance under the Plan.
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
     The following documents filed with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the “1934 Act”), are incorporated by reference herein:
     (1) The registrant’s Annual Report on Form 10-K for the fiscal year ended January 1, 2011.
     (2) The registrant’s Quarterly Report on Form 10-Q for the quarter ended April 2, 2011.
     (3) All documents the registrant filed with the Commission pursuant to Sections 13(a) and 15(d) of the Exchange Act after January 1, 2011 and before the date of this registration statement, in each case only to the extent filed and not furnished.
     (4) All documents the registrant files with the Commission subsequent to this registration statement and before the filing of a post-effective amendment to this registration statement indicating that all securities offered herein have been sold or deregistering all securities then remaining unsold, in each case only to the extent filed and not furnished.
     (5) The description of the registrant’s Class A Common Stock contained in the registrant’s 1934 Act registration statement on Form 8-A dated September 19, 1996, filed with the Commission pursuant to Section 13 of the 1934 Act, including any amendment thereto or report filed for the purpose of updating such description.
     Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
ITEM 4. DESCRIPTION OF SECURITIES
     Not applicable.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
     Larry C. Boyd, the registrant’s general counsel, owns directly and indirectly securities of the registrant, and options to purchase such securities, with a fair market value in excess of $50,000.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Reference is made to section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The registrant’s certificate of incorporation eliminates the liability of directors to the fullest extent permitted by Delaware Law.
     Reference is made to section 145 of the DGCL which provides that a corporation may indemnify directors and officers as well as other employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) if they act in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The registrant’s certificate of incorporation provides for indemnification of its directors, officers, employees and agents to the fullest extent permitted by Delaware law.
     In addition, the registrant has purchased and maintains directors’ and officers’ liability insurance.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
     Not applicable.
ITEM 8. EXHIBITS

Exhibit Number	Exhibit

4.01	Form of Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.01 to the registrant’s Registration Statement on Form S-1, File No. 333-08453).*

4.02
Certificate of Amendment of the Certificate of Incorporation of the registrant dated as of June 5, 2001 (incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form S-4, File No. 333-69816).*

4.03	Certificate of Amendment of the Certificate of Incorporation of the registrant dated as of June 9, 2010 (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K filed on June 10, 2010).*

4.04	Amended and Restated Bylaws of the registrant dated March 31, 2011 (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K filed on April 1, 2011).*

5.01	Opinion of Counsel of the registrant.

23.01	Consent of Independent Registered Public Accounting Firm — PricewaterhouseCoopers LLP.

23.02	Consent of General Counsel of the registrant (included in opinion filed as Exhibit 5.01).

24.01	Power of Attorney (included on the signature page of this registration statement).

Exhibit Number	Exhibit

99.01	Ingram Micro Inc. 2011 Incentive Plan (incorporated by reference to Exhibit 10.1 to the registrant’s Form 8-K filed on June 9, 2011).*

*	Incorporated by reference.
ITEM 9. UNDERTAKINGS
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the 1933 Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this registration statement;
(2)	That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and where applicable, each filing of the employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on this 10th day of June, 2011.

INGRAM MICRO INC.
By:	/s/ Larry C. Boyd
	Name:	Larry C. Boyd
	Title:	Executive Vice President, Secretary and General Counsel

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Gregory M. E. Spierkel, William D. Humes and Larry C. Boyd, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Ingram Micro Inc. to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-8 under the Securities Act of 1933, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gregory M. E. Spierkel Gregory M. E. Spierkel	Chief Executive Officer and Director (Principal Executive Officer)	June 10, 2011

/s/ William D. Humes William D. Humes	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 10, 2011

/s/ Dale R. Laurance Dale R. Laurance	Chairman of the Board	June 10, 2011

Director
Howard I. Atkins

/s/ Leslie S. Heisz Leslie S. Heisz	Director	June 10, 2011

/s/ John R. Ingram John R. Ingram	Director	June 10, 2011

/s/ Orrin H. Ingram II Orrin H. Ingram II	Director	June 10, 2011

Director
Linda Fayne Levinson

/s/ Scott A. McGregor Scott A. McGregor	Director	June 10, 2011

/s/ Michael T. Smith Michael T. Smith	Director	June 10, 2011

/s/ Joe B. Wyatt Joe B. Wyatt	Director	June 10, 2011

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.01	Form of Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.01 to the registrant’s Registration Statement on Form S-1, File No. 333-08453).*

4.02
Certificate of Amendment of the Certificate of Incorporation of the registrant dated as of June 5, 2001 (incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form S-4, File No. 333-69816).*

4.03	Certificate of Amendment of the Certificate of Incorporation of the registrant dated as of June 9, 2010 (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K filed on June 10, 2010).*

4.04	Amended and Restated Bylaws of the registrant dated March 31, 2011 (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K filed on April 1, 2011).*

5.01	Opinion of Counsel of the registrant.

23.01	Consent of Independent Registered Public Accounting Firm — PricewaterhouseCoopers LLP.

23.02	Consent of General Counsel of the registrant (included in opinion filed as Exhibit 5.01).

24.01	Power of Attorney (included on the signature page of this registration statement).

99.01	Ingram Micro Inc. 2011 Incentive Plan (incorporated by reference to Exhibit 10.1 to the registrant’s Form 8-K filed on June 9, 2011).*

*	Incorporated by reference.